Exhibit 7.28

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value $0.00005 per share (the “Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares, of Focus Media Holding Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of December 20, 2012.

Jason Nanchun Jiang

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang

JJ Media Investment Holding Limited

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Director

Target Sales International Limited

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Director

Target Management Group Limited

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Director